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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by
reference in the Form S-8 Registration Statement File No. 333-     of Wit
SoundView Group, Inc. (the "Registration Statement"), of our report dated February 15, 2001 relating to the financial statements of Wit Capital Japan, Inc. as of March 31, 2000 and for the period from August 25, 1999 (inception) to March 31, 2000 which report is included in the annual report on Form 10-K of Wit SoundView Group, Inc., and to all references of our Firm included in this Registration Statement.

/s/ Arthur Andersen

Tokyo, Japan
June 15, 2001